UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 23, 2006

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation or Organization)	File Number)	Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania		19102

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On February 23, 2006, the Board of Trustees of Pennsylvania Real Estate Investment Trust (the “Company”) appointed Jonathen Bell as the Company’s principal accounting officer. Mr. Bell, 38, joined the Company in 1999 as Vice President – Financial Services, and in 2003, he added the title of Corporate Controller. From 1997 to 1999, Mr. Bell served as controller for Washington REIT in Washington, D.C., a diversified REIT with a geographic focus on the Washington-Baltimore region. From 1989 to 1997, he was employed by Arthur Andersen LLP as an auditor and later as an audit manager. Mr. Bell earned a Bachelor of Science degree in accounting from La Salle University in Philadelphia, Pennsylvania. There is no arrangement or understanding between Mr. Bell and any other party pursuant to which he was selected as an officer, and he will continue to serve as an “at will” employee of the Company.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: February 24, 2006	By:	/s/ Bruce Goldman

Bruce Goldman
Executive Vice President, General Counsel and Secretary